Exhibit 1.1

Execution Version

Black Stone Minerals, L.P.

22,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

April 30, 2015

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                          INCORPORATED,

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Black Stone Minerals, L.P., a Delaware limited partnership (the “Partnership”), proposes to sell 22,500,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 3,375,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed to by all parties hereto that prior to the date hereof the following transactions (the “Prior Transactions”) occurred:

1. Black Stone Minerals Company, L.P., a Delaware limited partnership (“BSMC”), and its wholly owned subsidiary, Black Stone Natural Resources, L.L.C., a Delaware limited liability company (“BSNR”), formed the Partnership (i) to which BSMC contributed a nominal amount of capital in exchange for all of the limited partner interests in the Partnership and (ii) in which BSNR received a non-economic general partner interest.

2. The Partnership then formed Black Stone Minerals Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), to which it contributed a nominal amount of capital in exchange for all of the membership interests in Merger Sub.

3. The Partnership formed Black Stone Minerals GP, L.L.C., a Delaware limited liability company and new wholly owned subsidiary of the Partnership (the “General Partner”), to function as the general partner of the Partnership. BSNR assigned its general partner interest in the Partnership to the General Partner.

It is further understood and agreed to by the parties hereto that the following additional transactions (the “Closing Transactions”) will occur at or prior to the closing of the offering of the Firm Units on the Initial Delivery Date (as hereinafter defined):

1. The Sixth Amended and Restated Agreement of Limited Partnership of BSMC (as amended, the “Sixth A/R BSMC LP Agreement”) will be amended to allow BSNR to hold units in BSMC.

2. BSMC will contribute cash to BSNR in an amount sufficient to allow BSNR to acquire Class A common units of BSMC representing a 1% limited partner interest in BSMC. BSMC will contribute cash to the Partnership, and the Partnership will contribute cash to the General Partner, in an amount sufficient to allow the General Partner to acquire a 1% limited partner interest in the Partnership.

3. BSNR will contribute to BSMC the cash previously contributed to it by BSMC in exchange for Class A common units representing a 1% limited partner interest in BSMC. In connection with this contribution, (i) a Unit Subscription Agreement by and between BSNR and BSMC (including BSNR’s agreement to be bound by the Sixth A/R BSMC LP Agreement, as a limited partner of BSMC) will be entered into (the “Unit Subscription Agreement”) and (ii) Schedule 1 of the Sixth A/R BSMC LP Agreement will be amended reflecting the issuance of Class A common units to BSNR.

4. The General Partner will contribute to the Partnership the cash previously contributed to it by BSMC and by the Partnership to the General Partner in exchange for a 1% limited partner interest in the Partnership. In connection with this contribution, (i) the General Partner and the Partnership will enter into a subscription agreement (the “Subscription Agreement”) and (ii) BSMC and the General Partner will amend the Agreement of Limited Partnership of the Partnership (as amended, the “Amended Initial MLP LP Agreement”).

5. Immediately prior to the merger discussed below, the Amended Initial MLP LP Agreement will be amended and restated into the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), and the initial limited partner interest of BSMC in the Partnership will be converted into Common Units and the limited partner interest of the General Partner will be converted into Common Units and subordinated units of the Partnership (the “Subordinated Units”).

6. BSMC, Merger Sub and the Partnership will enter into a merger agreement (the “Merger Agreement”) under which BSMC will merge with and into Merger Sub with BSMC surviving. In connection with the merger:

(a) the Common Units held by BSMC will be redeemed in exchange for a return of its original capital contribution;

(b) the BSMC Class A common units and Class B common units (other than Class A common units held by BSNR) will be exchanged for Common Units and the

Subordinated Units and the preferred units representing limited partner interests in BSMC will be exchanged for preferred units representing limited partner interests in the Partnership (the “Preferred Units”);

(c) the BSMC Class A common units held by BSNR will remain outstanding as limited partner interests, and the General Partner will retain its non-economic general partner interest in the Partnership and its Common Units;

(d) the Partnership’s equity interest in Merger Sub will be converted into a limited partner interest in BSMC; and

(e) BSNR will retain its non-economic general partner interest in BSMC.

(f) Immediately following the merger, the Partnership and BSNR will enter into the Seventh Amended and Restated Limited Partnership Agreement of BSMC (the “Seventh A/R BSMC LP Agreement”).

7. The Partnership will form BSMC GP, L.L.C., a new wholly owned Delaware limited liability company (“BSMC GP”) to function as general partner of BSMC and enter into the Limited Liability Company Agreement of BSMC GP (the “BSMC GP LLC Agreement”). The Partnership will remove BSNR as general partner of BSMC and appoint BSMC GP as general partner of BSMC. Following such removal and appointment, BSNR and BSMC GP will enter into an Assignment of Partnership Interest (assigning the general partner interest in BSMC and amending the Seventh A/R BSMC LP Agreement reflecting the same) (the “BSMC Assignment of Partnership Interest”). The Limited Liability Company Agreement of the General Partner will be amended and restated into the form desired at the time of the offering of the Units (the “A/R GP LLC Agreement”).

8. The public, through the underwriters, will contribute to the Partnership cash in exchange for Common Units.

9. The Partnership will use the net proceeds of the offering of the Units as provided in the “Use of Proceeds” section of the Registration Statement (as defined below). In connection therewith, the Partnership will contribute a portion of the net proceeds of the offering to BSMC in exchange for an additional limited partner interest in BSMC, and the Seventh A/R BSMC LP Agreement will be amended to reflect the new limited partner interest.

The Prior Transactions and the Closing Transactions are collectively referred to herein as the “Transactions.” As used herein, (i) “Transaction Agreements” means, collectively, the Unit Subscription Agreement, the Subscription Agreement, the Merger Agreement and the BSMC Assignment of Partnership Interest, (ii) the Third Amended Restated Credit Agreement, among BSMC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and Compass Bank, as Co-Syndicate Agents, Wells Fargo Bank, N.A. and Amegy Bank National Association, as Co-Documentation Agents, and a syndicate of lenders dated as of January 23, 2015 (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Credit Agreement”), and (iii) the “Organizational Agreements” means, collectively, the Partnership Agreement, the A/R GP LLC Agreement, the Seventh A/R BSMC LP Agreement, as amended, the BSMC GP LLC

Agreement, the Sixth Amended and Restated Limited Liability Company Agreement of BSNR (the “Sixth A/R BSNR LLC Agreement”), the Limited Liability Company Agreement of BSAP II GP, L.L.C. (the “BSAP II GP LLC Agreement”), the Amended and Restated Regulations of Black Stone Energy Company, L.L.C. (the “A/R BSEC Regulations”), the Second Amended and Restated Operating Agreement of TLW Investments, L.L.C. (the “Second A/R TLW Investments Operating Agreement”) and the Regulations of Black Stone Management, L.L.C. The Organizational Agreements, the Credit Agreement and the Transaction Agreements are collectively called the “Operative Agreements.”

The Partnership, the General Partner, BSMC, BSMC GP and BSNR are collectively called the “Partnership Parties.” The Partnership Parties, together with BSAP II GP, L.L.C. (“BSAP II GP”), Black Stone Energy Company, L.L.C. (“BSEC”), BSML Partnership (“BSMLP”), TLW Investments, L.L.C. (“TLW Investments”) and Black Stone Natural Resources Management Company (“BSNR Management,” and together with BSAP II GP, BSEC, BSMLP and TLW Investments, the “Operating Subsidiaries”) are collectively called the “Partnership Entities.”

1. Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties, jointly and severally, represent, warrant and agree that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-202875) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 4:45 p.m. (New York City time) on April 30, 2015;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c) Testing-the-Waters Communications. The Partnership Parties (i) have not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) have not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Partnership Parties reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. The Partnership Parties have not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VII hereto.

(d) Ineligible Issuer. The Partnership was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as hereinafter defined), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(f) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). The information included in each Issuer Free Writing Prospectus listed in Schedule IV hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(j) No Untrue Statements of Material Fact or Material Omissions in Testing-the-Waters Communication. Each Written Testing-the-Waters Communication did not, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VII hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e); and the Partnership has filed publicly on the Commission’s Electronic Data Gathering, Analysis and Retrieval system at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Units. Each Written Testing-the-Waters Communication did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Units will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(k) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus listed on Schedule V hereto conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash generated from operations available for distribution and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(m) Formation and Qualification; Authority. Each of the Partnership Entities has been duly organized, is validly existing and in good standing as a limited partnership or limited liability company as the case may be, under the laws of its jurisdiction of organization (as set forth on Schedule VI) with power and authority, as the case may be, necessary to enter into and perform its obligations under the Operative Agreements to which it is a party and to own or hold its properties and conduct the business as described in the Pricing Disclosure Package; and each of the Partnership Entities is duly qualified to do business and in good standing as a foreign limited partnership or limited liability company as the case may be, in each jurisdiction (as set forth on Schedule VI) in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to, individually or in the aggregate, (i) result in a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business, or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of any of the Partnership Entities to consummate the Closing Transactions or any other transactions provided for in this Agreement or the Operative Agreements, or (iii) subject the limited partners of the Partnership to any material liability or disability.

(n) Power and Authority of the General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the most recent Preliminary Prospectus.

(o) Ownership of the General Partner. At each applicable Delivery Date, after giving effect to the Closing Transactions, the Partnership will own a 100% membership interest in the General Partner; such membership interest will have been duly authorized and validly issued in accordance with the GP LLC Agreement and will be fully paid (to the extent required under the A/R GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest will be owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(p) Ownership of BSMC. At each applicable Delivery Date, after giving effect to the Closing Transactions, (i) the Partnership will own 99% of the limited partner interests in BSMC and (ii) BSNR will own 1% of the limited partner interests in BSMC (collectively with the Partnership’s ownership interest, the “BSMC LP Interests”); the BSMC LP Interests will have been duly authorized and validly issued in accordance with the Seventh A/R BSMC LP Agreement, as amended, and will be fully paid (to the extent required under the Seventh A/R BSMC LP Agreement, as amended) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the BSMC LP Interests will be owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Seventh A/R BSMC LP Agreement, as amended, or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(q) Ownership of BSMC GP. At each applicable Delivery Date, after giving effect to the Closing Transactions, the Partnership will own a 100% membership interest in BSMC GP; such membership interest will have been duly authorized and validly issued in accordance with the BSMC GP LLC Agreement and will be fully paid (to the extent required under the BSMC GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest will be owned free and clear of all Liens, except for (i) restrictions on transferability contained in the BSMC GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(r) Ownership of BSNR. BSMC owns, and at each applicable Delivery Date, after giving effect to the Closing Transactions, will own, a 100% membership interest in BSNR; such membership interest has been, and on each applicable Delivery Date, after giving effect to the Closing Transactions, will be, duly authorized and validly issued in accordance with the Sixth A/R BSNR LLC Agreement and will be fully paid (to the extent required under the Sixth A/R BSNR LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest will be owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Sixth A/R BSNR LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(s) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each applicable Delivery Date, after giving effect to the Closing Transactions, will be the sole general partner of the Partnership with a non-economic general partner interest in the Partnership; such general partner interest has been, and on each Delivery Date after giving effect to the Closing Transactions will be, duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner has no obligation to make further payments for the purchase of such general partner interest; and, after giving effect to the Closing Transactions, the General

Partner will own such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(t) Ownership of the General Partner Interest in BSMC. At each applicable Delivery Date, after giving effect to the Closing Transactions, BSMC GP will be the sole general partner of BSMC with a non-economic general partner interest in BSMC; and on each Delivery Date after giving effect to the Closing Transactions, such general partner interest will be duly authorized and validly issued in accordance with the Seventh A/R BSMC LP Agreement, as amended, and BSMC GP will have no obligation to make further payments for the purchase of such general partner interest; and, after giving effect to the Closing Transactions, BSMC GP will own such general partner interest free and clear of all Liens, except for (i) restrictions on transferability contained in the Seventh A/R BSMC LP Agreement, as amended, or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(u) Ownership of the Existing Units. At each applicable Delivery Date, after giving effect to the Closing Transactions and other than any limited partner interests issued pursuant to the long-term incentive plan of the General Partner (the “LTIP”), the General Partner will own 733,670 Common Units and 960,943 Subordinated Units and the other persons and entities named as limited partners of the Partnership in the Amended Initial MLP LP Agreement will own 72,633,333 Common Units, 117,980 Preferred Units and 95,133,333 Subordinated Units (collectively, the “Existing Units”); the Existing Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(v) Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Existing Units and any limited partner interests issued pursuant to the LTIP as described in the Registration Statement and the most recent Preliminary Prospectus, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Initial Delivery Date and at each Option Unit Delivery Date, as applicable.

(w) Ownership of BSEC. BSMC owns, and at each applicable Delivery Date, after giving effect to the Closing Transactions, will own, a 100% membership interest in BSEC; such membership interest has been, and on each applicable Delivery Date, after giving effect to the Closing Transactions, will be, duly authorized and validly issued in accordance with the A/R BSEC Regulations and will be fully paid (to the extent required under the A/R BSEC Regulations) and nonassessable (except as such nonassessability may be affected by the statute of the State of Texas applicable to such limited liability company); and such membership interest will be owned free and clear of all Liens, except for (i) restrictions on transferability contained in the A/R BSEC Regulations or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(x) Ownership of TLW Investments. BSEC owns, and at each applicable Delivery Date, after giving effect to the Closing Transactions, will own, a 100% membership interest in TLW Investments; such membership interest has been, and on each applicable Delivery Date, after giving effect to the Closing Transactions, will be, duly authorized and validly issued in accordance with Second A/R TLW Investments Operating Agreement and will be fully paid (to the extent required under the Second A/R TLW Investments Operating Agreement) and nonassessable (except as such nonassessability may be affected by the statute of the State of Oklahoma applicable to such limited liability company); and such membership interest will be owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Second A/R TLW Investments Operating Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(y) Ownership of BSAP II GP. BSMC owns, and at each applicable Delivery Date, after giving effect to the Closing Transactions, will own, a 100% membership interest in BSAP II GP; such membership interest has been, and on each applicable Delivery Date, after giving effect to the Closing Transactions, will be, duly authorized and validly issued in accordance with the BSAP II GP LLC Agreement and will be fully paid (to the extent required under the BSAP II GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest will be owned free and clear of all Liens, except for (i) restrictions on transferability contained in the BSAP II GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(z) Ownership of Black Stone Natural Resources Management Company. All of the outstanding shares of capital stock of Black Stone Natural Resources Management Company (“BSNR Management”) are owned by BSNR free and clear of any Liens, except for Liens arising under or in connection with the Credit Agreement; and such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

(aa) No Other Subsidiaries. At each applicable Delivery Date, after giving effect to the Closing Transactions, the General Partner will not own, directly or indirectly, in any material amount, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, BSMC GP, BSMC, BSNR and the Operating Subsidiaries and O’Connell Partners, L.P. and O’Connell Holdings, L.L.C. At each applicable Delivery Date, after giving effect to the Closing Transactions, the Partnership will not own, directly or indirectly, in any material amount, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the General Partner, BSMC GP, BSMC, BSNR and the Operating Subsidiaries and O’Connell Partners, L.P. and O’Connell Holdings, L.L.C.

(bb) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, the Existing Units, when issued and delivered in accordance with the terms of the Partnership Agreement and the other Operative Agreements, as applicable, and the non-economic general partner interest in the Partnership, will conform in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package and to be contained in the Prospectus.

(cc) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and as set forth in the Credit Agreement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership, formation or incorporation or any other organizational documents (the “Organizational Documents”) of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Except for such rights that have been waived or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(dd) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver and perform its obligations under this Agreement. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus and (ii) the Existing Units in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Operative Agreements, as applicable. At each Delivery Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units, the Existing Units, the execution and delivery of the Operative Agreements and the consummation of any other transactions contemplated by this Agreement and the Operative Agreements shall have been validly taken.

(ee) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(ff) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) each of the Transaction Agreements will have been duly authorized, executed and delivered by the Partnership Entities party thereto and will be a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against such Partnership Entities party thereto in accordance with its terms;

(ii) the Credit Agreement will have been duly authorized, executed and delivered by the Partnership Entities party thereto and will be a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against such Partnership Entities party thereto in accordance with its terms;

(iii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and BSMC and will be a valid and legally binding agreement of the General Partner and BSMC, enforceable against the General Partner and BSMC in accordance with its terms;

(iv) the GP LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(v) the Seventh A/R BSMC LP Agreement, as amended, will have been duly authorized, executed and delivered by the Partnership, BSMC GP and BSNR and will be a valid and legally binding agreement of the Partnership, BSMC GP and BSNR, enforceable against the Partnership, BSMC GP and BSNR in accordance with its terms; and

(vi) the BSMC GP LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(vii) the Sixth A/R BSNR LLC Agreement will have been duly authorized, executed and delivered by BSMC and will be a valid and legally binding agreement of BSMC, enforceable against BSMC in accordance with its terms; and

(viii) the limited liability company agreements and agreements of limited partnership, as applicable, of each of the Operating Subsidiaries, will have been duly authorized, executed and delivered by the members or limited partners, as applicable, thereof, and will be validly and legally binding agreements of the members or limited partners, as applicable, thereof, enforceable against the members or limited partners, as applicable, thereof in accordance with their respective terms;

provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(gg) Legal Sufficiency of Transaction Agreements. The Transaction Agreements will be legally sufficient to transfer or convey, directly or indirectly, all of the equity interests in BSMC, BSNR and the Operating Subsidiaries to the Partnership, as contemplated by the Registration Statement and the most recent Preliminary Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Transaction Agreements and described in the Registration Statement and the most recent Preliminary Prospectus. Except as described in the Registration Statement and the most recent Preliminary Prospectus, the Partnership, upon execution and delivery of the Transaction Agreements and consummation of the transactions contemplated thereby, will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the financial statements included in the Registration Statement and the most recent Preliminary Prospectus.

(hh) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities party hereto or thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling, order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Credit Agreement) upon any property or assets of any of the Partnership Entities, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Closing Transactions or any other transactions provided for in this Agreement or the Transaction Agreements.

(ii) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party hereto and thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except such as (A) may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities or “Blue Sky” laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) that have been, or prior to the Initial Delivery Date will be, obtained or made and (C) that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the transactions (including the Closing Transactions) contemplated under this Agreement.

(jj) Title to Properties. Except as disclosed in the Pricing Disclosure Package, after giving effect to the Closing Transactions, each of the Partnership Entities will have (i) good and defensible title to the interests in the oil and natural gas properties underlying the estimates of proved reserves contained in the Pricing Disclosure Package (the “Mineral Interests”) and (ii) good and marketable or indefeasible title to all other real and personal property reflected in the Pricing Disclosure Package as assets owned by it, in each case of (i) and (ii) above, free and clear of all liens, encumbrances and defects except such as (x) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (y) Liens arising under or in connection with the Credit Agreement or (z) do not materially affect the value of the properties of the Partnership Entities, taken as a whole, and do not interfere in any material respect with the use made or proposed to be made of such properties by the Partnership Entities, taken as a whole.

(kk) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) Reserve Engineer Independence. Netherland, Sewell & Associates, Inc. (“NSAI”), a reserve engineer that prepared a reserve report on estimated net proved oil and natural gas reserves with respect to the Mineral Interests, as of December 31, 2014 was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership Entities.

(mm) Pricing Disclosure Package Reserve Report Information. The information contained in the Pricing Disclosure Package regarding estimated proved reserves is based upon the reserve reports prepared by Pressler Petroleum Consultants, Inc. (“Pressler”) as of December 31, 2013 and by NSAI as of December 31, 2014. The historical information underlying the estimates of the proved reserves of the Partnership Entities provided to each of Pressler and NSAI by the Partnership Entities for purposes of preparing such reserve reports, including, without limitation, information as to production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects in accordance with customary industry practice on the date that each such report was prepared.

(nn) Reserve Reports. The reserve report prepared by each of Pressler and NSAI setting forth the estimated proved reserves with respect to the Mineral Interests accurately reflects in all material respects the ownership interests of the Partnership Entities in the properties therein as of December 31, 2013 and December 31, 2014, respectively. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Pricing Disclosure Package, none of the Partnership Parties is aware of any facts or circumstances that would result in a material adverse change in the aggregate estimated net proved reserves as described in the Pricing Disclosure Package; and estimates of such reserves as described in the Pricing Disclosure Package comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(oo) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) or (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the transactions (including the Closing Transactions) contemplated under this Agreement.

(pp) Historical Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration

Statement, the most recent Preliminary Prospectus and Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated. The summary historical financial data included under the caption “Summary—Summary Historical and Pro Forma Financial Data” in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus and the selected historical financial data set forth under the caption “Selected Historical and Pro Forma Financial Data” included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) are fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership Entities, including non-GAAP financial measures, if any, contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus has been derived from the accounting records of the Partnership Entities and fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the most recent Preliminary Prospectus that are not so included.

(qq) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(rr) Independent Registered Public Accounting Firms. Each of BDO USA, LLP (“BDO”), who has audited certain financial statements of the Partnership and UHY LLP (“UHY”), who has audited certain financial statements of BSMC and its subsidiaries, each of whose respective reports appear in the Registration Statement and the most recent Preliminary Prospectus, is an independent registered public accounting firm with respect to each of the Partnership and BSMC and its subsidiaries, respectively, as required by the Securities Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board.

(ss) Internal Controls. Each of the Partnership Entities maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for their assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by BDO and UHY, respectively, there were no material weaknesses in the Partnership’s internal controls.

(tt) Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(uu) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by BDO, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(vv) Sarbanes-Oxley Act of 2002. There is no failure on the part of the Partnership or, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(ww) No Material Changes. Except as described in the Registration Statement and the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (A) no Partnership Entity has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, in each case, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities, in each case, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole.

(xx) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement, subject to such qualifications as may be set forth in the Registration Statement, most recent Preliminary Prospectus and the Prospectus, except for any Permits that, if not obtained, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits required to be performed as of the date hereof, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, subject to such qualifications as may be set forth in the Registration Statement, most recent Preliminary Prospectus and the Prospectus, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits that, if revoked or modified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(yy) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has not received any notice of any claim of conflict with any such rights of others, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(zz) Legal Proceedings. Except as described in the Registration Statement and the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this

Agreement, the Operative Agreements or the consummation of the Transactions or any other transactions contemplated hereby or thereby, and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(aaa) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement that are not described and, if applicable, filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(bbb) Summaries of Law. Statements made in the most recent Preliminary Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations or legal or governmental proceedings constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings in all material respects.

(ccc) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. After giving effect to the Transactions, all policies of insurance of the Partnership Entities will be in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; none of the Partnership Entities has received notice from any insurer or agent of such insurer that material capital expenditures are required or necessary to be made in order to continue such insurance; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has been notified in writing that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ddd) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership Entities, on the other hand, that is required to be described in the Pricing Disclosure Package and the Prospectus and is not so described.

(eee) No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(fff) Environmental Compliance. (i) Each of the Partnership Parties is in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) no Partnership Party has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Parties under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Parties is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Parties and (z) none of the Partnership Parties anticipates material capital expenditures relating to Environmental Laws.

(ggg) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have timely paid all taxes shown to be due pursuant to such returns, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been determined adversely to the Partnership Entities, nor does any of the Partnership Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership Entities, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hhh) ERISA. Except as could not, individually or in the aggregate, result in a material liability to any of the Partnership Parties, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(iii) Statistical and Market-Related Data. The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(jjj) Investment Company. None of the Partnership Entities is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(kkk) No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(lll) Private Placement. The issuance of the Existing Units are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations or the interpretations thereof by the Commission.

(mmm) Stabilization. The Partnership Entities have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(nnn) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(ooo) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(k) or 5(a)(vi) or any press release or other announcement permitted by Rule 134 or 135 under the Securities Act.

(ppp) No Unlawful Payments. No Partnership Entity, nor to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) has made any direct or indirect unlawful payment from corporate funds to any foreign or domestic government official or employee, (iii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qqq) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions where the Partnership Entities conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency in such jurisdictions (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(rrr) Sanction Laws. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any U.S. sanctions (“Sanctions”) administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and no Partnership Entity will directly or indirectly use the proceeds of the sale of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to (i) fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of any Sanctions or (ii) in any other manner will result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(sss) Distribution Restrictions. After giving effect to the Closing Transactions, neither BSMC GP, BSMC, BSNR nor any of the Operating Subsidiaries will be prohibited, directly or indirectly, from paying any distributions to the Partnership or from repaying to the Partnership any loans or advances to such subsidiary from the Partnership, except for such prohibitions mandated by the laws of each such subsidiary’s state of formation, the Organizational Agreements, as applicable, and the Credit Agreement.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 22,500,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 3,375,000 additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Option Units is $17.955 per Unit.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of the Depository Trust Company (the “DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time any Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements. (a) The Partnership Parties, jointly and severally, covenant and agree with each of the Underwriters:

(i) Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Earnings Statement. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) Lock-Up Period. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than (i) the Units, (ii) the Common Units, Preferred Units and Subordinated Units issued pursuant to the Closing Transactions, (iii) the Common Units and Subordinated Units issued upon conversion of the Preferred Units pursuant to the terms of the Preferred Units as set forth in the Partnership Agreement and (iv) the Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof and described in the most recent Preliminary Prospectus) or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of such options, rights or warrants pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof and described in the most recent Preliminary Prospectus), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer or director of the General Partner set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi) Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii) Rule 462(b). If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the

Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xv) Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Partnership will promptly notify the Representatives of (A) any distribution by the Partnership of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(xvi) Stabilization. The Partnership Entities will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xvii) Necessary Actions. The Partnership will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Permitted Issuer Information. Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the General Partner and 50.0% of the cost of any aircraft chartered in connection with the road show and any Testing-the-Water Communications; and (j) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters. The Underwriters agree to reimburse the Partnership, subject to the closing of this offering and sale of the Firm Units pursuant to this Agreement, for certain reasonable and documented expenses incurred by the Partnership.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Andrews Kurth LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (in the case of the Prospectus and the Pricing Disclosure Package, in light of the circumstances under which such statements were made).

(c) Authorization and Validity. All limited liability company and limited partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Operative Agreements, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated by this Agreement and the Operative Agreements shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Partnership Entities’ Counsel Opinions. (i) Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Partnership Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B. (ii) Richards, Layton & Finger, P.A. shall have furnished to the Representatives its written opinion, as Delaware counsel to the Partnership Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(e) General Counsel Opinion. Steve Putman shall have furnished to the Representatives his written opinion as general counsel to the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.

(f) Underwriters’ Counsel Opinion. The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from each of BDO and UHY a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Bring-Down Comfort Letter. With respect to the letter of each of BDO and UHY referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial auditor comfort letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down auditor comfort letter”) of each such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of each such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) Expert Letters. (i) At the time of execution of this Agreement, the Representatives shall have received from each of Pressler and NSAI, a letter addressed to the Underwriters dated such Delivery Date, in form and substance satisfactory to the Representatives, confirming, as of the date of its reserve report, it was a third-party petroleum engineering firm with respect to the Partnership Entities, and as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve report (each, an “initial reserve engineer comfort letter”), and (ii) at the Delivery Date, the Representatives shall have received from each of Pressler and NSAI, a letter addressed to the Underwriters dated such Delivery Date and in form and substance satisfactory to the Representatives, to the effect to the effect that they reaffirm the statements made in the initial reserve engineer comfort letters, except that the specified date referred to shall be a date not more than three business days prior to the Delivery Date.

(j) Officers’ Certificate. The Partnership Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and each Partnership Party has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 7(k) (provided that no representation with respect to the judgment of the Representatives need be made).

(k) No Material Change. Except as described in the Registration Statement and the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ or members’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) No Downgrade. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities or preferred units by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Partnership’s debt securities or preferred units.

(m) No Other Change. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) NYSE Listing. The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(o) Lock-Up Agreements. The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner and their respective affiliates set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(p) Other Certificates. On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

(q) FINRA No Objections. FINRA has confirmed that it has not raised any objection with respect to the fairness of the underwriting terms and agreements relating to the offering of the Units.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and the agents of each Underwriter who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, “selling agents”) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership Parties (or based upon any written information furnished by the Partnership Parties for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which any Partnership Party may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner), officers, employees and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they are made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the any Partnership Party or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, selling agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, selling agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel for the indemnified parties and their respective directors, officers, employees, selling agents and controlling persons (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding); or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, selling agents or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Common Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding delivery of Units by the Underwriters set forth on the cover page of, the statements in the second paragraph following the table under the caption “Underwriting — Commissions and Expenses,” the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting — Stabilization, Short Positions and Penalty Bids” and the paragraph relating to discretionary sales appearing under the caption “Underwriting — Discretionary Sales” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of Units, then the

Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all of the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(k), 7(l) and 7(m) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or the purchase of the Units is not consummated as a result of the occurrence of any of the events described in Section 7(m) (other than the occurrence of an event described in Section 7(m)(i)(B)), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the Partnership Parties acknowledges and agrees that in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between any of the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. Each of the Partnership Parties hereby waives any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, attention: General Counsel (fax: (646) 291-1469); and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036 (fax: 646-855-3073) Attention: Syndicate Department, with a copy to Attention: ECM Legal (fax: 212-230-8730).

(b) if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Steve Putman, Senior Vice President, General Counsel, and Secretary (Fax: (713) 658-0647); and

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters, affiliates of the Underwriters, selling agents and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner), the officers and employees of each Partnership Party and any person controlling such Partnership Party within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19. Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BLACK STONE MINERALS, L.P.

By:	Black Stone Minerals GP, L.L.C.,
its general partner

	By:	/s/ Steve Putman
		Name:	Steve Putman
		Title:	Senior Vice President, General Counsel, and Secretary

BLACK STONE MINERALS GP, L.L.C.

By:	/s/ Steve Putman
	Name:	Steve Putman
	Title:	Senior Vice President, General Counsel, and Secretary

BLACK STONE MINERALS COMPANY, L.P.

By:	Black Stone Natural Resources, L.L.C.
its general partner

	By:	/s/ Steve Putman
	Name:	Steve Putman
	Title:	Senior Vice President, General Counsel, and Secretary

BSMC GP, L.L.C.

By:	Black Stone Minerals, L.P.,
its sole member

By:	Black Stone Minerals GP, L.L.C.
Its general partner

By:	/s/ Steve Putman
	Name:	Steve Putman
	Title:	Senior Vice President, General Counsel, and Secretary

BLACK STONE NATURAL RESOURCES, L.L.C.

By:	/s/ Steve Putman
	Name:	Steve Putman
	Title:	Senior Vice President, General Counsel, and Secretary

Accepted:

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By	BARCLAYS CAPITAL INC.

By:	/s/ Crystal A. Simpson
Authorized Representative

By	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Zach Jordan
Authorized Representative

By	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Christian Getz
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.	6,300,000
Citigroup Global Markets Inc.	4,275,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,275,000
Credit Suisse Securities (USA) LLC	2,250,000
Wells Fargo Securities, LLC	2,250,000
J.P. Morgan Securities LLC	900,000
Morgan Stanley & Co. LLC	900,000
Raymond James & Associates, Inc.	675,000
Scotia Capital (USA) Inc.	450,000
Simmons & Company International	225,000

Total	22,500,000

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

•	William G. Bardel

•	Carin M. Barth

•	D. Mark DeWalch

•	Ricky J. Haeflinger

•	Jerry V. Kyle, Jr.

•	Michael C. Linn

•	John H. Longmaid

•	William N. Mathis

•	Richard N. Papert

•	Robert E.W. Sinclair

•	Alexander D. Stuart

•	Allison K. Thacker

Officers

•	Thomas L. Carter, Jr.

•	Marc Carroll

•	Holbrook F. Dorn

•	Brock Morris

•	Steve Putman

•	Allan Skov

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1.	Public Offering Price: $19.00 per Unit.

2.	22,500,000 Firm Units or, if the Underwriters exercise in full their option to purchase the Option Units granted in Section 2 hereof, 3,375,000 Units

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

Electronic roadshow as made available on http://www.netroadshow.com.

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

None.

SCHEDULE VI

LIST OF JURISDICTIONS OF FORMATION AND FOREIGN QUALIFICATION

Entity	Jurisdiction of Formation	Foreign Qualification
Black Stone Minerals, L.P.	Delaware
Black Stone Minerals GP, L.L.C.	Delaware
Black Stone Minerals Company, L.P.	Delaware	Alabama
Arkansas
California
Colorado
Florida
Illinois
Kansas
Louisiana
Michigan
Mississippi
Montana
Nebraska
Nevada
New York
North Dakota
Ohio
Pennsylvania
South Dakota
Texas
Utah
West Virginia
Wyoming

BSMC GP, L.L.C.	Delaware
Black Stone Natural Resources, L.L.C.	Delaware	Arkansas
California
Florida
Michigan
Mississippi
Montana
North Dakota
Ohio
South Dakota
Texas Virginia
Black Stone Energy Company, L.L.C.	Texas
Black Stone Natural Resources Management Company	Texas
BSAP II GP, L.L.C.	Delaware	Arkansas
Florida

Michigan
Montana
North Dakota
South Dakota
Texas
Wyoming
BSML Partnership	Texas	Louisiana
TLW Investments, L.L.C.	Oklahoma	Arkansas
Colorado
Delaware
Kansas
Kentucky
Montana
New Mexico
Pennsylvania
Texas

SCHEDULE VII

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

1.	Pre-Marketing Roadshow Investor Presentation dated January 2015

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH PIERCE FENNER & SMITH

                          INCORPORATED

As Representatives of the several

Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Units”) representing limited partner interests (“Common Units”) of Black Stone Minerals, L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Exhibit A-1

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this paragraph that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, and (iii) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or disposition, (b) the exercise of warrants or the exercise of options granted pursuant to the Partnership’s option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Common Units issued upon such exercise or conversion and (c) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

[Signature page follows]

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-3

EXHIBIT B

FORM OF OPINION OF PARTNERSHIP ENTITIES’ COUNSEL

1. Each of the entities listed in Exhibit A to this opinion (the “Operating Subsidiaries”) has been duly formed and is validly existing as a [limited liability company or limited partnership] as indicated in such exhibit and is in good standing under the laws of the State of Delaware or Texas, as applicable.

2. Each of the Operating Subsidiaries has all partnership or limited liability company power and authority, as the case may be, necessary to (A) own, lease and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and Prospectus and (B) enter into and perform its obligations under each Operative Agreement to which it is a party.

3. BSMC owns a 100% limited liability company interest in BSNR; such limited liability company interest has been duly authorized and is validly issued in accordance with the Sixth A/R BSNR LLC Agreement, fully paid (to the extent required under the Sixth A/R BSNR LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and BSMC owns such limited liability company interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming BSMC as debtor is on file in the office of the Secretary of State of the State of Delaware, other than Liens in favor of the lenders under the Credit Agreement.

4. [BSMC owns, directly or indirectly 100% of the membership, partnership or other ownership interests in each of the Operating Subsidiaries; each such membership, partnership or other ownership interest has been duly authorized and validly issued in accordance with the limited liability company agreement, partnership agreement or other organizational documents of such Operating Subsidiary, and in accordance with the laws of the jurisdiction of organization of such Operating Subsidiary, is fully paid (to the extent required under the limited liability company agreement, partnership agreement or other organizational documents of such Operating Subsidiary) and nonassessable (except as such nonassessability may be affected by matters described in [Sections 18-607 and 18-804 of the Delaware LLC Act] [or other similar statutory provisions of the laws of the jurisdiction of organization of such Operating Subsidiary]); and the owner of such membership, partnership or other ownership interest owns such interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming [the Partnership or any of its subsidiaries][BSMC] as debtor is on file in the office of the Secretary of State of the State of Delaware, other than Liens in favor of the lenders under the Credit Agreement.

5. The offer and issuance by the Partnership of all the limited partner interests in the Partnership that shall be issued and outstanding on the date hereof after consummation of the sale of Units to the Underwriters pursuant to the Underwriting Agreement (other than the offer and issuance of the limited partner interests represented by such Units issued and sold to the Underwriters) do not require registration under the Securities Act.

Exhibit B-1

6. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Description of Our Common Units,” “Description of Our Preferred Units” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, the Subordinated Units or the Preferred Units, are accurate summaries in all material respects.

7. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Business—Environmental Matters,” “Management—Certain Relationships and Related Transactions,” “Fiduciary Duties,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Consequences” and “Investment in Black Stone Minerals, L.P. by Employee Benefit Plans,” in each case, insofar as they purport to constitute summaries of provisions of New York or federal statutes, rules or regulations or the Delaware LP Act or Delaware LLC Act or of contracts, constitute accurate summaries thereof in all material respects.

8. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except pursuant to the Credit Agreement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of the Partnership Entities or any other agreement filed as an exhibit to the Registration Statement. To our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

9. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

10. None of (i) the offering, issuance or sale of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, (ii) the execution, delivery and performance of the Underwriting Agreement or the Operative Agreements by the Partnership Entities party thereto or (iii) the consummation of the Transactions or any other transactions contemplated by the Underwriting Agreement or the Transaction Agreements (A) constitutes or will constitute a breach or violation of, or a default under, any of the Organizational Documents of any of the Operating Subsidiaries, (B) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) or results or will result in the creation or imposition of any Lien (other than Lien arising under or in connection with the Credit Agreement) upon any property or assets of any of the Partnership Entities, under any agreement filed as an exhibit to the Registration Statement (other than the Partnership Agreement) or (C) results or will result in any violation of the applicable laws of the State of Texas, the State of New York or the federal laws of the United States of America (it being understood that we do not express an opinion in clause (C) of this paragraph 10. with respect to any securities or other

Exhibit B-2

anti-fraud law), except in the case of clauses (B) and (C) for such breaches, violations, Liens as would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Closing Transactions or any other transactions provided for in the Underwriting Agreement or the Operative Agreements.

11. No consent of or with any U.S. federal, Texas, New York court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, (ii) the execution, delivery and performance of the Underwriting Agreement and the Operative Agreements by the Partnership Entities party thereto or (iii) the consummation of the Transactions or any other transactions contemplated by the Underwriting Agreement or the Operative Agreements, except (A) such as may be required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws, the rules of the NYSE and the rules of the FINRA (in each case as to which we express no opinion), (B) such as have been obtained or made and (C) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Closing Transactions or any other transactions provided for in the Underwriting Agreement or the Operative Agreements.

12. The Registration Statement has been declared effective under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus in accordance with Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

13. The Registration Statement, on the Effective Date, the Pricing Disclosure Package, at the Applicable Time and the Prospectus, as of its date (in each case other than the financial statements, schedules or other financial data and oil and natural gas reserve data and reports, in each case included in or omitted from the Registration Statement, Pricing Disclosure Package or the Prospectus, as to which we express no opinion), each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Securities Act and the rules and regulations of the Commission thereunder (other than with respect to Regulation S-T).

14. None of the Partnership Entities is, and after giving effect to the sale of the Units and the application of the proceeds as described in the Prospectus, under the caption “Use of Proceeds,” will be, an “investment company” within the meaning of the Investment Company Act.

15. To our knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by the Securities Act or the rules and regulations thereunder.

Exhibit B-3

In addition, Vinson & Elkins L.L.P. shall make written statements to the following effect either in such opinion letter or in a separate letter to the Underwriters:

We have participated in conferences with representatives of the Partnership Parties and the independent public accountants of the Partnership and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed and, although we did not independently investigate or verify, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package, and the Prospectus (except to the extent specified in the opinions expressed in paragraphs 6 and 7 above), based on the foregoing (relying as to factual matters in respect of the determination of materiality to the extent we deem reasonable and appropriate upon the statements of fact made by officers and other representatives of the Partnership Parties), no facts have come to our attention that lead us to believe that:

(a)	the Registration Statement, at the time it became effective on the Effective Date (including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the Securities Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b)	the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)	the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that in each case we do not express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the independent public accounting firm’s report thereon, (ii) any other financial and accounting data or (iii) any oil and natural gas reserve data or reports, in each case included in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinions are limited to federal laws of the United States of America, the laws of the States of New York and Texas, the Delaware LP Act and the Delaware LLC Act and (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Parties may be subject.

Exhibit B-4

EXHIBIT C

FORM OF OPINION OF DELAWARE COUNSEL

1. Black Stone Minerals, L.P. (the “Partnership”) has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware.

2. Black Stone Minerals GP, L.L.C. (the “General Partner”) has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

3. Black Stone Mineral Company, L.P. (“BSMC”) has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware.

4. BSMC GP, L.L.C. (“BSMC GP”) has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

5. Black Stone Natural Resources, L.L.C. (“BSNR”) has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

6. Under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq. (the “LP Act”), and [the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of                  , 2015] (the “Partnership Agreement”), the Partnership has the requisite partnership power and authority to execute and deliver the Operative Agreements to which it is a party and to perform its obligations under the Operative Agreements to which it is a party. Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”), and [the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of                  , 2015] (the “General Partner Agreement”), the General Partner has the requisite limited liability company power and authority to execute and deliver the Operative Agreements to which it is a party and to perform its obligations thereunder. Under the LP Act and [the Seventh Amended and Restated Agreement of Limited Partnership of BSMC, dated as of                  , 2015] (the “BSMC Agreement”), BSMC has the requisite partnership power and authority to execute and deliver the Operative Agreements to which it is a party and to perform its obligations thereunder. Under the LLC Act and [the Limited Liability Company Agreement of BSMC GP, dated as of                  , 2015] (the “BSMC GP Agreement”), BSMC GP has the requisite limited liability company power and authority to execute and deliver the Operative Agreements to which it is a party and to perform its obligations thereunder.

7. Under the General Partner Agreement, the Partnership owns all of the limited liability company interests in the General Partner (the “Black Stone Minerals GP LLC

Exhibit C-1

Interests”). The Black Stone Minerals GP LLC Interests issued to the Partnership have been duly authorized and validly issued and, subject to the qualifications set forth in this paragraph, are fully paid and non-assessable. The Partnership shall not be obligated personally for any of the debts, obligations or liabilities of the General Partner, whether arising in contract, tort or otherwise, solely by reason of being a member of the General Partner, except the Partnership may be liable for its tortious or wrongful conduct, for its obligations as set forth in the General Partner Agreement, as amended from time to time, and to repay any funds wrongfully distributed to it. [Except as set forth on Schedule [    ]], the [Partnership Search Report] identifies no secured party who has on file with the office of the Secretary of State of the State of Delaware, Uniform Commercial Code Division (the “Division”), a currently effective financing statement naming the Partnership as debtor prior to the Effective Time.

8. Under the Partnership Agreement, the General Partner owns a non-economic general partner interest in the Partnership (the “Black Stone Minerals GP Interests”) and, immediately prior to the effective time of the merger of BSMC with Merger Sub, 733,670 Common Units and 940,943 Subordinated Units. The Black Stone Minerals GP Interests issued to the Partnership have been duly authorized and validly issued. [Except as set forth on Schedule [    ]], the [General Partner Search Report] identifies no secured party who has on file with the Division a currently effective financing statement naming the General Partner as debtor prior to the Effective Time.

9. Under the BSMC Agreement, the Partnership owns a 99% limited partner interest in BSMC (the “Black Stone Minerals Company 99% Interest”). Under the LP Act and the BSMC Agreement, the Partnership has no obligation to make further payments to BSMC solely by reason of its status as a limited partner of BSMC, and assuming that the Partnership, as a limited partner of BSMC, does not participate in the control of the business of BSMC, the Partnership, as a limited partner of BSMC, will not be obligated personally for the debts, obligations and liabilities of BSMC, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of BSMC. The Partnership may be liable for its tortious or wrongful conduct, for its obligations as set forth in the BSMC Agreement, as amended from time to time, and to repay any funds wrongfully distributed to it.

10. Under the BSMC Agreement, BSNR owns a 1% limited partner interest in BSMC (the “Black Stone Minerals Company 1% Interest”). [Except as set forth on Schedule [    ]], the [BSNR Search Report] identifies no secured party who has on file with the Division a currently effective financing statement naming BSNR as debtor prior to the Effective Time.

11. Under the BSMC GP Agreement, the Partnership owns all of the limited liability company interests in BSMC GP (the “BSMC GP Interests”). The BSMC GP Interests issued to the Partnership have been duly authorized and validly issued and, subject to the qualifications set forth in this paragraph, are fully paid and non-assessable. The Partnership shall not be obligated personally for any of the debts, obligations or liabilities of BSMC GP, whether arising in contract, tort or otherwise, solely by reason of being a member of BSMC GP, except the Partnership may be liable for its tortious or wrongful conduct, for its obligations as set forth in the BSMC GP Agreement, as amended from time to time, and to repay any funds wrongfully distributed to it. Under the BSMC Agreement, BSMC GP owns a non-economic general partner interest in BSMC (the “BSMC GP Interest”).

Exhibit C-2

12. The BSMC GP Interest issued to BSMC GP has been duly authorized and validly issued. [Except as set forth on Schedule [    ]], the [BSMC GP Search Report] identifies no secured party who has on file with the Division a currently effective financing statement naming BSMC GP as debtor prior to the Effective Time.

13. Under the [Sixth Amended and Restated Limited Limited Liability Company Agreement of BSNR, as amended (the “BSNR Agreement”)], BSMC owns all of the limited liability company interests in BSNR (the “BSNR Interests”). The BSNR Interests issued to BSMC have been duly authorized and validly issued and, subject to the qualifications set forth in this paragraph, are fully paid and non-assessable. BSMC shall not be obligated personally for any of the debts, obligations or liabilities of BSNR, whether arising in contract, tort or otherwise, solely by reason of being a member of BSNR, except BSMC may be liable for its tortious or wrongful conduct, for its obligations as set forth in the BSNR Agreement, as amended from time to time, and to repay any funds wrongfully distributed to it. [Except as set forth on Schedule [    ]], the [BSMC Search Report] identifies no secured party who has on file with the Division a currently effective financing statement naming BSMC as debtor prior to the Effective Time.

14. Under the LP Act and the Partnership Agreement, the issuance and sale by the Partnership of the Units pursuant to the Underwriting Agreement and the Partnership Agreement have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement and the Partnership Agreement, will be validly issued and fully paid.

15. As of the date hereof, immediately after the issuance and sale of the Units to the Underwriters on the date hereof in accordance with the Underwriting Agreement, the Outstanding Subordinated Units1, the Outstanding Common Units2, the Outstanding Preferred Units3 and the Outstanding General Partner Interest4 have been duly authorized and validly issued. Under the LP Act and the Partnership Agreement, the holders of the Outstanding Subordinated Units, the Outstanding Common Units and the Outstanding Preferred Units have no obligation to make further payments to the Partnership solely by reason of their status as limited partners of the Partnership, and assuming that a holder of an Outstanding Subordinated Unit, an Outstanding Common Unit or an Outstanding Preferred Unit, as a limited partner of the Partnership, does not participate in the control of the business of the Partnership, the holder of an Outstanding Subordinated Unit, an Outstanding Common Unit or an Outstanding Preferred Unit, as a limited partner of the Partnership, will not be obligated personally for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership. The holder of an Outstanding Subordinated Unit, an Outstanding Common Unit or an Outstanding Preferred Unit may be liable for its tortious or wrongful conduct, for its obligations as set forth in the Partnership Agreement, as amended from time to time, and to repay any funds wrongfully distributed to it.

[1]	To be defined as the 95,133,333 Subordinated Units issued in the merger.
[2]	To be defined as the 72,633,333 Common Units issued in the merger and the 22,500,000 Common Units issued pursuant to the underwriting agreement.
[3]	To be defined as the 117,980 Preferred Units issued in the merger.
[4]	To be defined as the non-economic general partner interest issued in the Partnership Agreement.

Exhibit C-3

16. Under the LP Act and the Partnership Agreement, the authorization, issuance, sale and delivery of the Units and the execution and delivery by the Partnership of the Operative Agreements to which the Partnership is a party, and the performance by the Partnership of its obligations thereunder, have been duly authorized by the requisite partnership action on the part of the Partnership. Under the LLC Act and the General Partner Agreement, the execution and delivery by the General Partner of the Operative Agreements to which the General Partner is a party, and the performance by the General Partner of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of the General Partner. Under the LP Act and the BSMC Agreement, the execution and delivery by BSMC of the Operative Agreements to which BSMC is a party, and the performance by BSMC of its obligations thereunder, have been duly authorized by the requisite partnership action on the part of BSMC. Under the LLC Act and the BSMC GP Agreement, the execution and delivery by BSMC GP of the Operative Agreements to which BSMC GP is a party, and the performance by BSMC GP of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of the BSMC GP.

17. The Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in accordance with its terms. The General Partner Agreement constitutes a valid and binding agreement of the Partnership, and is enforceable against the Partnership, in accordance with its terms. The BSMC Agreement constitutes a valid and binding agreement of BSMC GP, BSNR and the Partnership, and is enforceable against BSMC GP, BSNR and the Partnership, in accordance with its terms. The BSMC GP LLC Agreement constitutes a valid and binding agreement of the Partnership, and is enforceable against the Partnership in accordance with its terms. The Merger and Contribution Agreement constitutes a valid and binding agreement of Black Stone Minerals Merger Sub, L.L.C. (“Merger Sub”), the Partnership and BSMC, and is enforceable against the Merger Sub, the Partnership and BSMC, in accordance with its terms.5

18. None of the offering, issuance or sale of the Units, the execution or delivery of the Underwriting Agreement or the Operative Documents to which the Partnership is a party, or the performance by the Partnership of its obligations under the Underwriting Agreement or the Operative Documents to which it is a party, violate (i) any law, rule or regulation of the State of Delaware, or (ii) the Partnership Agreement. None of the execution or delivery of the Underwriting Agreement or the Operative Documents to which the General Partner is a party, or the performance by the General Partners of its obligations thereunder, violate (i) any law, rule or regulation of the State of Delaware, or (ii) the General Partner Agreement. None of the execution or delivery of the Underwriting Agreement or the Operative Documents to which BSMC is a party, or the performance by BSMC of its obligations thereunder, violate (i) any law, rule or regulation of the State of Delaware, or (ii) the BSMC Agreement. None of the execution or delivery of the Underwriting Agreement or the Operative Documents to which BSMC GP is a party, or the performance by BSMC GP of its obligations thereunder, violate (i) any law, rule or regulation of the State of Delaware, or (ii) the BSMC GP Agreement.

[5]	Other Operative Documents governed by Delaware law to be added upon finalization of defined term.

Exhibit C-4

19. No authorization, consent, approval or order of any governmental or administrative body of the State of Delaware is required to be obtained by the Partnership solely in connection with (i) the offering, issuance or sale of the Units, (ii) the execution and delivery by the Partnership of the Underwriting Agreement or the Operative Documents to which the Partnership is a party, or (iii) the performance by the Partnership of its obligations under the Underwriting Agreement or the Operative Documents to which it is a party. No authorization, consent, approval or order of any governmental or administrative body of the State of Delaware is required to be obtained by the General Partner solely in connection with (i) the execution and delivery by the General Partner of the Underwriting Agreement or the Operative Documents to which the General Partner is a party, or (ii) the performance by the General Partner of its obligations under the Underwriting Agreement or the Operative Documents to which it is a party. No authorization, consent, approval or order of any governmental or administrative body of the State of Delaware is required to be obtained by BSMC solely in connection with (i) the execution and delivery by BSMC of the Underwriting Agreement or the Operative Documents to which BSMC is a party, or (ii) the performance by BSMC of its obligations under the Underwriting Agreement or the Operative Documents to which it is a party. No authorization, consent, approval or order of any governmental or administrative body of the State of Delaware is required to be obtained by BSMC GP solely in connection with (i) the execution and delivery by BSMC GP of the Underwriting Agreement or the Operative Documents to which BSMC GP is a party, or (ii) the performance by BSMC GP of its obligations under the Underwriting Agreement or the Operative Documents to which it is a party.

Exhibit C-5

EXHIBIT D

FORM OF OPINION OF GENERAL COUNSEL OF PARTNERSHIP ENTITIES

1. There are no legal or governmental proceedings pending or threatened to which any Partnership Entity is a party or to which any property of any Partnership Entity is subject that are required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not so described.

Exhibit D-1